EXHIBIT 23-B


[Letterhead of Deloitte & Touche]

Deloitte &
    Touche
- ----------              -------------------------------------------------
                        Suite 900               Telephone: (313) 396-3000
                        600 Renaissance Center
                        Detroit, Michigan 48243-1704



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Chrysler Financial Corporation on Form S-3 of our report dated January 18, 1994 on the financial statements of Chrysler Financial Corporation and consolidated subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, and of our report dated January 18, 1994 relating to the financial statement schedules of Chrysler Financial Corporation and consolidated subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, appearing in the Annual Report on Form 10-K of Chrysler Financial Corporation for the year ended December 31, 1993, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche
Detroit, Michigan

February 28, 1994